UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, Steven Gatoff, Senior Vice President and Chief Financial Officer of iPass Inc., notified the company that he was resigning from his positions at iPass effective February 22, 2013.

iPass has entered into a transition agreement with Mr. Gatoff whereby Mr. Gatoff has agreed to continue to perform his assigned job duties through February 22, 2013, and to waive certain potential claims against iPass, in exchange for the following benefits:

-	Payment of Mr. Gatoff’s Q1 2013 target quarterly bonus of $28,759;
-	Accelerated vesting of 15,000 shares of restricted stock; and
-	Extension of the time period from three to nine months, following the date of Mr. Gatoff’s termination of employment with iPass, in which Mr. Gatoff may exercise his stock options to acquire iPass common stock.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated December 12, 2012, announcing the resignation of Steven Gatoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ William P. Garvey
Name:	William P. Garvey
Title:	Vice President, General Counsel and Secretary

Dated: December 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 12, 2012, announcing the resignation of Steven Gatoff